                                                                    EXHIBIT 10.3


                               License Agreement
                between Microsoft Corporation and Expedia, Inc.

     THIS LICENSE AGREEMENT is entered into as of October 1, 1999 (the "Effective Date") by and between MICROSOFT CORPORATION, a corporation organized under the laws of the State of Washington ("Microsoft"), and EXPEDIA, INC., a corporation organized under the laws of the State of Washington ("Expedia").

                                   Recitals

A. WHEREAS, on or about the Effective Date, Microsoft caused the formation of Expedia.

B. WHEREAS, in partial consideration for stock in Expedia issued to Microsoft, Microsoft agrees to grant certain licenses to Expedia as described herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.  Definitions
    -----------

    1.1  "Affiliates" shall mean any entity in which Expedia or Microsoft (as
          ----------
the case may be), directly or indirectly, or through one or more intermediaries, holds the beneficial ownership of more than fifty percent (50%) of the equity securities or interests, and only so long as such ownership continues.

   1.2  "Expedia Content and Data" shall mean any articles, images, or
         ------------------------
graphics originally created, and data originally compiled, by Microsoft employees in the Travel Business Unit or, to the extent it is owned by Microsoft, by independent contractors specifically for the Microsoft Travel Business Unit prior to the Effective Date.

   1.3  "Expedia Specific Software" shall mean the computer software listed as
         -------------------------
Expedia Specific Software in Exhibit A, as well as all documentation, help files, schematics, specifications, development plans and other materials related thereto.

   1.4  "Future Expedia Inventions" shall mean any inventions, ideas, designs,
        -------------------------
concepts, techniques, discoveries, or improvements developed by or for Expedia or its Affiliates during the term of this Agreement.

   1.5  "Intellectual Property Rights" shall mean copyrights, patents
        ----------------------------
(including patent improvements), patent applications, trade secrets, or other intellectual property rights (but not trademarks, trade names, or service marks) under applicable law.

   1.6  "Microsoft Internal Software" shall mean the computer software listed
        ---------------------------
as Microsoft Internal Software in Exhibit A, as well as all user documentation, help files, schematics, specifications, development plans and other user or development materials related thereto.

     1.7  "Microsoft Patents" shall mean  (a) any and all patents (or the
           -----------------
applications therefor) worldwide, having one or more claims relating to or reading on the Expedia Specific Software and/or Online Travel Services provided by Expedia or its Affiliates, whether existing as of the Effective Date, applied for, or issuing during the term of this Agreement, and under which patents (or the applications therefor) Microsoft or any of its Affiliates, has as of the Effective Date, or obtains during the term of this Agreement, the ability or right to license or grant immunity from suit (of the scope granted in Section
3.2 of this Agreement) to Expedia and Expedia's Affiliates; and (b) all extensions, divisionals, continuations, continuations-in-part, reexaminations and reissue patents of such patents, as well as patent applications thereof, to the extent rights attach to such applications.

     1.8  "Microsoft Retail Software" shall mean the computer software listed as
           -------------------------
Microsoft Retail Software in Exhibit A, as well as all user and developer (e.g. software development kits) documentation relating thereto.

     1.9  "Microsoft Software" shall mean Microsoft Retail Software and
           ------------------
Microsoft Internal Software.

     1.10  "Licensed Materials" shall mean the Microsoft Software, Expedia
            ------------------
Specific Software, Expedia Content and Data, the Third Party Software, and the Third Party Content.

     1.11  "Online Travel Services" shall mean any online service for reserving
            ----------------------
or purchasing travel services (e.g. airline tickets, hotel rooms, rental cars, cruises, and resort vacation packages) accessed with an interactive electronic device (whether now known or hereafter developed) enabling the user to view information and respond with additional information. Such device may be, without limitation, a computer, personal digital assistant, automated teller machine, screen telephone, or Internet-enabled television.

     1.12  "Third Party Content" shall mean text, graphics, photographs, video
            -------------------
footage, sound tracks, or other visual, aural or textual content licensed by Microsoft and used by the Microsoft Travel Business Unit immediately prior to the Effective Date.

     1.13  "Third Party Software" shall mean the computer software listed as
            --------------------
Third Party Software in Exhibit A.

     1.14  "Transition Services Agreement" shall mean that certain Transition
            -----------------------------
Services Agreement between Microsoft and Expedia, dated as of October 1, 1999, regarding, among other services, ITG support services Microsoft will provide to Expedia.

2.  Delivery, Support, and Operation
    --------------------------------

     2.1  Delivery.  The parties acknowledge that Expedia already has copies of
          --------
the Licensed Materials in its possession as of the Effective Date.

     2.2  Updates and Error Corrections.  When and if Microsoft develops or
          -----------------------------
receives during the term of this Agreement any updates, upgrades, error corrections, or other improvements to any Third Party Software or Third Party Content sublicensed to Expedia hereunder or any Microsoft Software (collectively, "Updates"), Microsoft shall promptly make available such Updates to Expedia to the extent permitted under applicable license agreements. Upon receipt, such Updates shall be considered part of the corresponding Third Party Software, Third Party Content, or Microsoft Software for purposes of this Agreement.

     2.3  Support and Operation.  Except as explicitly described in the
          ---------------------
Transition Services Agreement, Expedia shall be solely responsible for the support and operation of the Licensed Materials.

     2.4  Future Expedia Inventions.  From time to time, Expedia and Microsoft
          -------------------------
shall consult to review Future Expedia Inventions. Expedia shall have the sole option, responsibility and expense of prosecuting applications for any patents that may be embodied in Future Expedia Inventions. If the parties mutually agree, Microsoft may provide patent prosecution assistance pursuant to the Transition Services Agreement.

     2.5  Third Party Software and Third Party Content.  Upon request, Microsoft
          --------------------------------------------
shall inform Expedia of the terms in any Third Party Software or Third Party Content license agreement regarding Microsoft's right to sublicense Third Party Software or Third Party Content to Expedia, including without limitation the marginal cost of granting the sublicense to Expedia.

3.   Licenses and Ownership
     ----------------------

     3.1  Expedia Specific Software and Expedia Content and Data.
          ------------------------------------------------------

          (a) Assignment of Microsoft Copyrights in Expedia Specific Software.
              ---------------------------------------------------------------
Microsoft irrevocably conveys and assigns to Expedia all right, title and interest in any copyrights owned by Microsoft in the Expedia Specific Software within the field of use of Online Travel Services, and in all renewals and extensions of those copyrights that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries. Notwithstanding the assignment to Expedia under this
Section 3.1(a), Expedia and Microsoft shall have no duty to account to each other for proceeds from ownership of Expedia Specific Software.

         (b)  License to Expedia.  Microsoft hereby grants to Expedia and its
              ------------------
Affiliates a perpetual, irrevocable, transferable license, under any copyrights not assigned by Microsoft pursuant to Section 3.1(a), to:

              (i) make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, and sell the Expedia Specific Software and Expedia Content and Data in object code and source code form, and

        (ii) sublicense any or all of the foregoing rights, including the right to sublicense such rights to further third parties.

The license rights granted to Expedia and its Affiliates in this Section 3.1(b) shall be exclusive to the extent that Microsoft itself shall not, nor shall Microsoft grant to any third party the right to, use, reproduce, distribute, transmit, publicly perform or publicly display the Expedia Specific Software or Expedia Content and Data, or any material portion thereof, in a software product or a service that is specifically designed to conduct Online Travel Services anywhere in the world.

     3.2  Patents.
          -------

          (a) Microsoft Patents.  Microsoft hereby grants and shall cause its
              -----------------
Affiliates to grant to Expedia and its Affiliates a non-exclusive, perpetual, royalty-free, sublicenseable license under the Microsoft Patents to the extent necessary to (i) reproduce, make, have made, use, import, offer for sale, and sell the Expedia Specific Software (and adaptations and derivative works thereof pursuant to Section 3.1); and (ii) to provide Online Travel Services. In the case of a patent falling under the definition of Microsoft Patents that Microsoft is unable to license to Expedia without being required to pay a license fee to a third party, Expedia may obtain a license at Expedia's option provided that Expedia pays any such license fee and complies with any other applicable restrictions of the third party.

          (b) Patents Filed Prior to Effective Date.  Microsoft retains any and
              -------------------------------------
all patents, utility patents, design patent rights, inventions and equivalent rights owned by Microsoft as of the Effective Date, and patent applications filed by Microsoft as of the Effective Date. Expedia shall reasonably cooperate with Microsoft in the prosecution of any patent applications relating to Expedia that Microsoft has filed as of the Effective Date.

          (c) Patents in Future Expedia Inventions.  Expedia shall own any and
              ------------------------------------
all patents, patent applications, utility patents, design patent rights and equivalent rights in and to the Future Expedia Inventions throughout the world (collectively, "Future Expedia Inventions Patents"). Expedia hereby grants Microsoft a nonexclusive, perpetual, nontransferable license under the Future Expedia Inventions Patents (to the extent invented prior to the termination or expiration of this Agreement) to reproduce, make, have made, use, import, offer for sale, and sell software, products and services, including the ability to sublicense the foregoing.

     3.3  Microsoft Software.  Microsoft hereby grants to Expedia and its
          ------------------
Affiliates a perpetual, irrevocable, nontransferable license under Microsoft's copyrights, solely for Expedia's internal business purposes, to:

          (a) make, use, reproduce, display and publicly perform the Microsoft Software in object code form;

          (b) make, use, reproduce, modify, adapt, create derivative works based on, and translate the Microsoft Internal Software in object code and source code form.

     3.4  Third Party Software and Third Party Content.  As of the Effective
          --------------------------------------------
Date, Microsoft has licenses to use the Third Party Software and Third Party Content for Microsoft's own business purposes. To the extent Microsoft has the right to sublicense rights in Third Party Software and Third Party Content to Expedia for Expedia's business purposes, Microsoft hereby does so sublicense the Third Party Software and Third Party Content. To the extent Microsoft does not have the right to sublicense Third Party Software and/or Third Party Content to Expedia, Microsoft shall use reasonable efforts to assist Expedia to obtain licenses in such Third Party Software and/or Third Party Content, at Expedia's expense.

     3.5  Worldwide Licenses.  The licenses granted under Sections 3.1, 3.2 and
          ------------------
3.3 shall be worldwide.

     3.6  Limitations.  All licenses and assignments granted by Microsoft under
          -----------
this Agreement are subject to preexisting agreements relating to the materials and Intellectual Property Rights licensed, which agreements have been disclosed by Microsoft to Expedia. Microsoft and Expedia each reserve all rights not granted hereunder. Unless otherwise agreed in writing, Expedia shall own all copyrights and trade secrets developed by or for Expedia after the Effective Date. The parties acknowledge that portions of Expedia Specific Software and Expedia Content and Data are used by other Microsoft business units prior to the Effective Date. The intention of the licenses and assignments granted hereunder are to permit continued use of such Expedia Specific Software and Expedia Content and Data by such Microsoft business units.

     3.7  Option to License.  Upon request, Microsoft shall have the option to
          -----------------
license any computer software created by or for Expedia after the Effective Date, for a license fee to be negotiated by the parties, which fee shall be no greater than the amount Expedia charges any third party to license such software (or the fair market value of such software if Expedia does not license the
computer software to any other third-party).   Notwithstanding the foregoing,
Expedia may decline to license such computer software to Microsoft if Expedia can clearly demonstrate that the licensing of the computer software will be unreasonably detrimental to the business of Expedia.

4.   Payments
     --------

     4.1  Expedia Specific Software and Expedia Content and Data.  Microsoft and
          ------------------------------------------------------
Expedia shall provide the assignment and/or licenses in the Expedia Specific Software and Expedia Content and Data under Section 3.1 free of charge.

     4.2  Microsoft Patents.  Except for third party patents as described in
          -----------------
Section 3.2(a), Microsoft shall provide the licenses in the Microsoft Patents to Expedia free of charge.

     4.3  Microsoft Software.  Microsoft shall provide the licenses in the
          ------------------
Microsoft Software to Expedia free of charge.

     4.4  Third Party Software and Third Party Content.  Expedia shall reimburse
          --------------------------------------------
Microsoft for any increase in third party license fees or royalties incurred by Microsoft for sublicensing Third Party Software and Third Party Content to Expedia hereunder. Microsoft shall bill

Expedia fifteen (15) days after the end of each fiscal quarter. Payments shall be due within thirty (30) days after the end of each quarter for which Microsoft invoices Expedia, or as agreed upon from time to time as services are requested. For the purposes hereof, a "fiscal year" shall end on June 30, and a "fiscal quarter" shall mean one of the four (4) three-month periods in a fiscal year, as customarily determined by Microsoft.

5.    Confidential Information
      ------------------------

      The parties understand and acknowledge that each of them (and their respective employees, consultants and subcontractors) may have disclosed to it, in connection with the rendition of services and performance of their obligations of this Agreement, confidential and/or proprietary information of the other party. The terms and conditions of that certain Non-Disclosure Agreement between the parties, dated October 1, 1999, shall apply to all such confidential and proprietary information. Microsoft and Expedia each agree that the terms and conditions of this Agreement, including its attachments, will be deemed to constitute, and be treated as, confidential information pursuant to this Section 5.

6.    Warranties, Indemnification, and Limitation of Liability
      --------------------------------------------------------

      6.1  Warranties.
           ----------

           (a) Microsoft represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has authority to enter into this Agreement and perform its obligations hereunder.

           (b) Expedia represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has authority to enter into this Agreement and perform its obligations hereunder.

           (c) EXCEPT AS PROVIDED IN THIS SECTION 6.1, EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY (IF ANY) IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OF LACK OF VIRUSES, AND OF LACK OF NEGLIGENCE OR LACK OF WORKMANLIKE CONDUCT OR EFFORT. ALL LICENSED MATERIALS ARE PROVIDED AS IS WITH ALL FAULTS, AND NO WARRANTIES OR PROMISES ARE MADE THAT LICENSED MATERIALS WILL WORK OR WORK FOR ANY PARTICULAR PURPOSE. ALSO, THERE IS NO WARRANTY OF TITLE, AUTHORITY OR NONINFRINGEMENT IN THE LICENSED MATERIALS.

      6.2  Indemnification.
           ---------------

           (a) Microsoft shall indemnify and hold harmless Expedia, its Affiliates and the directors, officers, employees, and agents of the foregoing (each, an "Expedia Claimant"), from any and all third party claims, demands, actions or causes of action, costs, liabilities, losses, expenses, damages, judgments, awards, charges and amounts paid in settlement (including reasonable attorney's fees, costs and expert witness fees) brought against such Expedia Claimant to the extent it is based upon a claim that the Expedia Content and Data or the Microsoft Software infringe any copyright or patent or misappropriate any trade secret of a third party ("Expedia Claims").

        (b) In the event any third party asserts a claim of infringement with respect to any Expedia Content and Data or Microsoft Software or any portion thereof, Microsoft shall notify Expedia promptly and may, at Microsoft's expense, replace or modify the Expedia Content and Data or Microsoft Software or portion thereof with a version that is non-infringing, provided that the replacement or modified version has substantially equivalent functionality to the version being replaced.

        (c)  Microsoft shall have no obligation to indemnify under this Section
6.2 to the extent an Expedia Claim arises out of an Expedia Claimant's continuing use of infringing Expedia Content and Data or Microsoft Software after (i) Microsoft has provided a non-infringing replacement with substantially equivalent functionality, and (ii) the Expedia Claimant has had a reasonable amount of time to test and implement the replacement version.

        (d) In the event an Expedia Claim is made or filed against an Expedia Claimant, the Expedia Claimant shall promptly notify Microsoft of the same in writing, and Microsoft shall defend, compromise, and/or settle the Expedia Claim at its expense. Microsoft shall not be responsible for the expenses, including counsel fees, of the Expedia Claimant incurred after Microsoft assumes defense of the Expedia Claim, but the Expedia Claimant may participate therein and retain counsel at its own expense. Microsoft will not be responsible for any settlement made by Expedia or any Expedia Claimant without Microsoft's written permission, which will not be unreasonably withheld or delayed. Microsoft will not consent to the entry of any judgment or enter into any settlement affecting the Expedia Claimant, to the extent that the judgment or settlement involves more than the payment of money, without the prior consent of the Expedia Claimant, which consent shall not be unreasonably withheld or delayed. Expedia and any Expedia Claimant shall provide information, assistance and authority, at Expedia's expense, to help Microsoft defend, compromise or settle such Expedia Claim.

        (e) Expedia shall indemnify and hold harmless Microsoft, its Affiliates and the directors, officers, employees, and agents of the foregoing from and against any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, any state or local sales or use taxes or any value added tax or business transfer tax now or hereafter imposed on or with respect to the transactions contemplated under this Agreement. All such taxes (and any penalties, interest, or other additions to any such taxes), with the exception of taxes imposed on Microsoft's net income or with respect to Microsoft's property ownership, shall be the financial responsibility of Expedia. Expedia agrees to indemnify, defend and hold Microsoft harmless from any claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such taxes. This section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

     6.3  Data.  Expedia shall benefit from any warranties and/or
          ----
indemnification for Third Party Software and Third Party Content provided by licensors under Microsoft's license agreements for Third Party Software and Third Party Content, to the extent such warranties and/or indemnification extend to Expedia as a sublicensee and/or affiliate of Microsoft.

     6.4  Limitation of Liability.  TO THE MAXIMUM EXTENT PERMITTED BY
          -----------------------
APPLICABLE LAW AND EXCEPT WITH RESPECT TO ANY BREACH OF CONFIDENTIALITY OWED UNDER SECTION 5, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, EVEN IF THE PARTY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.   Term
     ----

     7.1    Term.  This Agreement shall take effect upon the Effective Date and
            ----
shall continue in full force and effect, unless earlier terminated as provided herein, until the earlier of (a) the fifth anniversary of the Effective Date or
(b) the date on which Microsoft ceases to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of Expedia, whether through the ownership of voting securities by contract, or otherwise. Thereafter, this Agreement shall be automatically renewed and continue in full force and effect for additional one year periods through each subsequent anniversary of the Effective Date unless either party gives at least sixty (60) days notice prior to the beginning of such renewal term that such party is terminating this Agreement.

     7.2    Termination for Breach.  In the event either party materially fails
            ----------------------
to perform or comply with this Agreement or any provision thereof, and fails to remedy the default within sixty (60) days after the receipt of notice to that effect, then the other party shall have the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement upon written notice.

     7.3    Notice of Breach.  Any notice of breach hereunder shall be
            ----------------
prominently labeled "NOTICE OF DEFAULT," and if to Microsoft, shall be copied to Microsoft's Law & Corporate Affairs Department, attn. U.S. Legal Group. The rights and remedies provided in this section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

     7.4  Survival.  The following provisions shall survive termination or
          --------
expiration of this Agreement: Sections 3.1, 3.2, 3.3 (as to Microsoft Software delivered prior to the date of termination), 3.5, 3.6, 5, 6.1, 6.2 (only as to Expedia Claims and Microsoft claims brought prior to the date of termination), 6.3, 7, and 8.

8.   General
     -------

     8.1    Entire Agreement.  This Agreement constitutes the entire agreement
            ----------------
of the parties with respect to the subject matter hereof, and supersedes and terminates any and all prior agreements or contracts, oral or written, entered into between the parties relating to the subject matter hereof.

     8.2  Amendments.  This Agreement shall not be amended or otherwise modified
          ----------
except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Microsoft and Expedia by their respective duly authorized representatives.

     8.3  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Washington.

     8.4  Assignment.  Neither party hereto may assign this Agreement without
          -----------
the prior written consent of the other party signed by such other party's duly authorized representative, which consent may be given or withheld in the sole discretion of the applicable party whose consent is requested.

     8.5  Notices.  All notices in connection with this Agreement shall be
          -------
deemed given as of the day they are sent by electronic transmission, sent by facsimile or deposited with a commercial courier for delivery to other party at the following addresses:


                     Microsoft:         Microsoft Corporation
                                        One Microsoft Way
                                        Redmond, Washington  98052-6399

                                        Tel:  (425) 882-8080
                                        Fax:  (425) 936-7329

                                        Attention:  Chief Financial Officer
                                                    Treasurer

                                        With copy to:  Law and Corporate Affairs


                     Expedia:           Expedia, Inc.
                                        4200 150th Ave. NE
                                        Redmond, WA 98052

                                        Tel:  (425) 705-5161
                                        Fax:  (425) 936-7329

                                        Attention:  President
                                                    Chief Financial Officer


or to such other address and/or telex and facsimile number as the party to receive the notice or request so designates by written notice to the other.

     8.6  No Waiver.  No waiver of any breach of any provision of this Agreement
          ---------
shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     8.7  Savings Clause.  If any provision of this Agreement shall be held by a
          --------------
court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

     8.8  Further Assurances.  Each party agrees to take such further action and
          ------------------
execute, deliver and/or file such documents or instruments as are necessary to carry out the terms and purposes of this Agreement.

     8.9  Section Headings.  The section headings used in this Agreement are
          ----------------
intended for convenience only and shall not be deemed to supersede or modify any provisions.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


MICROSOFT CORPORATION                      EXPEDIA, INC.


By     /s/ Gregory B. Maffei               By      /s/ Richard N. Barton
  ________________________________           ________________________________
   its authorized representative               its authorized representative

                                   Exhibit A

  Microsoft Software, Expedia Specific Software, and the Third Party Software


                                                Espresso
Expedia Specific Software                       Lego (BBT)
-------------------------                       MSNLFLT
                                                CCService
Expedia Web Server Technology (all code         IceCap
 written in this group on web server).          Source Depot
HTX Formatter, Qscript.  These are the two      NT Build
 pieces most likely to be of general use        Vulcan
 to other groups at MS.                         Helium
Database stored procedures/scripts, etc,        Homer
 including DSS system.                          KB Internal
Travel Server (all code written in this         Data Locality Profiler (DLP)
 group)                                         Unix like tools:  kill, list, vi
Travel Server to Web Server communication       mdutil
 infrastructure                                 Apsetup
Fare Server, CancelBot, etc                     Thin-Raid
Util Server                                     Media View
Test Tool specific to server technologies       InfoTech
 above that Expedia built (one of which         BB-Cover
 shipped in MSDN)                               MS Surround Video
Best Fare Search (BFS)                          Merismus/Mango/Techo


Microsoft Software
------------------

  Microsoft Internal Software                     Microsoft Retail Software
  ---------------------------                     -------------------------

Interpress                                      Windows9x
Raid                                            WindowsNT
SLM                                             IIS
Accipter                                        SQL Server
MPS                                             Office
Passport                                        Outlook/Exchange
Congo                                           Project
PCB_Dash                                        IE
Heapwalker                                      VC++
PageHeap                                        Visual Internet Dev
TSB                                             VJ++
Test Case Manager                               VB
WebLint                                         VSS
                                                WolfPack Cluster
                                                MSMQ
                                                MTS
                                                Site Server Commerce

WebTV                                           Components of Toolbox that
Windows CE                                       Microsoft can sublicense
MSDN
NT Resource Kit
FTP
Publisher
Proxy Server
MS Test
Test Studio
Platform SDK


Third Party Software
--------------------

[Site licensed to MS]
Inoculan
Erwin
Visio
Seibel
SAP
Sitescope
Pkzip
Winzip
Cayman Backup
BoundsChecker
FreeHand
primus

[Retail licenses to MS]
Raptor

NetScapeNavigator/Communicator
Source Insight
Visual SlickEdit 4.0
Photoshop
HomeSite
FireWorks
Illustrator
PaintShop Pro
ImageReady
Gear CD Burner Software
Codewright
C-Cover
Wingate Proxy